Exhibit 10.15

THIRD AMENDMENT TO THE

1997 EQUITY PARTICIPATION PLAN OF

DUANE READE INC.

Duane Reade Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors (the “Board”), adopted the 1997 Equity Participation Plan of Duane Reade Inc. (the “Plan”), effective as of June 18, 1997. Section 10.2 of the Plan allows the Board to amend the Plan in certain respects at any time or from time to time.

In order to amend the Plan in certain respects, this Third Amendment to the Plan has been adopted by a resolution of the Board on February 11, 2003, effective as set forth herein.  This amendment to the Plan, together with the Plan and the First and Second Amendments, constitutes the entire Plan as amended to date.

1.                                       AMENDMENT TO SECTION 2.1(a).  Section 2.1(a) of the Plan is amended, effective as of the date of approval of a majority of the Company’s stockholders, to read in its entirety as follows:

 “(a)        The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be the Company’s Common Stock, par value $.01 per share.  The aggregate number of such shares which may be issued upon exercise of such options, rights or awards under the Plan shall not exceed 3,971,181. The shares of Common Stock issuable upon exercise of such Options, rights or awards may be either previously authorized but unissued shares or treasury shares.”

Dated:  February 11, 2003

DUANE READE INC.

By	/s/ Michelle D. Bergman
Michelle D. Bergman Vice President, General Counsel and Secretary